Exhibit 4.1


                        K. HOVNANIAN ENTERPRISES, INC.
                        AND THE GUARANTORS PARTY HERETO

                         9 1/8% Senior Notes due 2009

                         First Supplemental Indenture

                            Dated as of May 4, 1999

                          FIRST UNION NATIONAL BANK,

                                    Trustee

          FIRST SUPPLEMENTAL INDENTURE dated as of May 4, 1999 ("Supplemental Indenture"), to the Indenture dated as of May 4, 1999 (as supplemented, the "Indenture"), by and among K. HOVNANIAN ENTERPRISES, INC., a New Jersey corporation (the "Issuer"), HOVNANIAN ENTERPRISES, INC., a Delaware Corporation (the "Company"), each of the Guarantors (as defined herein) and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

          WHEREAS, the Company, the Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the
"Securities") to be issued in one or more series as in the Indenture provided;

          WHEREAS, the Company, the Issuer and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Issuer of a series of Securities designated as its 9 1/8% Senior Notes due 2009 in the aggregate principal amount of $150,000,000, substantially in the form attached hereto as Exhibit A (the "Notes"), guaranteed by the Company and the Guarantors, on the terms set forth herein;

          WHEREAS, Section 2.1 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Issuer, the Guarantors and the Trustee for such purpose provided certain conditions are met;

          WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

          WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Issuer, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

          NOW, THEREFORE:

          In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof the Company, the Issuer and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

                                   ARTICLE I

                   Scope of Supplemental Indenture; General

          This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the provisions of the Indenture, to which provisions reference is hereby made.

          The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount to $150,000,000 and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled "9 1/8% Senior Notes due 2009." The Notes shall be in the form of Exhibit A hereto. The Notes shall be guaranteed by the Company and the Guarantors as provided in such form and the Indenture. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.

          In the event that the Issuer shall issue and the Trustee shall authenticate any Notes issued under this Supplemental Indenture subsequent to the Issue Date (such Notes, "Additional Securities"), the Issuer shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Supplemental Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                                  ARTICLE II

                              Certain Definitions

          The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

     "Acquired Indebtedness" means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (b) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

     "Affiliate" means, when used with reference to a specified Person any Person direct or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

     "Asset Acquisition" means (a) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (b) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

     "Asset Disposition" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term "Asset Disposition" shall not include:

          (a) a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

          (b) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

          (c) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

          (d) any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

          (e) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 3.8 hereof, or

          (f) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

     "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

     "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

     "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" means

          (a)  U.S. dollars;

          (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

          (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

          (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above;

          (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S & P, respectively, and in each case maturing within six months after the date of acquisition; and

          (f) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (e).

     "Change of Control" means

          (a) any sale, lease, or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

          (b) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

          (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

          (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause
(a) above shall not constitute a Change of Control; or

          (e) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

     "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or
(b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "Consolidated Adjusted Tangible Assets" of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

     "Consolidated Cash Flow Available for Fixed Charges" means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

          (a)  income taxes,

          (b)  Consolidated Interest Expense,

          (c) depreciation and amortization expenses and other non-cash charges to earnings, and

          (d) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "Four Quarter Period") for which financial results have been reported immediately preceding the determination date (the "Transaction Date"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

          (a) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "repayment") of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

          (b) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (b) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

          (c) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

     Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction
Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

          (b) notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Incurred" for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

          (a) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's, the Issuer's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period,

          (b) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

          (c) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

          (d) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (ii) any Asset Disposition by the Company or any Restricted Subsidiary,

          (e) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

          (f) any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (iii) of Section 3.3(a) hereof, clause (d)(ii) above shall not be applicable.

     "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

     "Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (a) Intangible Assets and (b) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

     "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the date of the Indenture or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

     "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Credit Facilities" means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

     "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Designation Amount" has the meaning provided in the definition of Unrestricted Subsidiary.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital
Stock referred to in (a) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than Section 3.1 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required pursuant to Section 3.1 hereof.

     "Event of Default" means any event or condition specified as such in
Section 3.10 hereof.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

     "Guarantee" means the guarantee of the Notes by the Company and each Guarantor under the Indenture.

     "Guarantors" means (a) initially, each of the Company's Subsidiaries, except the Issuer, four subsidiaries formerly engaged in the issuance of collaterized mortgage obligations, a mortgage lending subsidiary, a subsidiary holding and licensing the Hovnanian trade name and a subsidiary engaged in homebuilding activities in Poland and (b) each of the Company's Subsidiaries which becomes a Guarantor of the Notes pursuant to the provisions of the Indenture.

     "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

     "Indebtedness" of any Person means, without duplication,

          (a) any liability of such Person (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business),
(ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

          (b) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to Section
3.3 hereof,

          (c) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

          (d) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (iii) in the case of clause (d) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and
(y) the amount of the Indebtedness secured.

     "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

     "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales), and (b) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

     "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

     "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

     "Investments" of any Person means (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) all guarantees of Indebtedness or other obligations of any other Person by such Person, (c) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (d) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     "Issue Date" means the date on which the Notes are originally issued under the Indenture.

     "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

     "Marketable Securities" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

     "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

     "Mortgage Subsidiary" means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

     "Net Cash Proceeds" means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

     "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (b) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

     "Permitted Hovnanian Holders" means, collectively, Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

     "Permitted Indebtedness" means

          (a) Indebtedness under Credit Facilities which does not exceed $250 million principal amount outstanding at any one time;

          (b) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

          (c) intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 3.2(a) hereof at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

          (d) Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

          (e)  Purchase Money Indebtedness;

          (f)  Capitalized Lease Obligations;

          (g) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

          (h) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

          (i) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

          (j) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (j), does not exceed $30 million aggregate principal amount outstanding at any one time.

     "Permitted Investment" means

          (a)  Cash Equivalents;

          (b) any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

          (c) any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

          (d) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

          (e) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

          (f) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

          (g) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

          (h) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

          (i) obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

          (j) Investments in an aggregate amount outstanding not to exceed $10 million.

     "Permitted Liens" means

          (a) Liens for taxes, assessments or governmental or quasi-government charges or claims that (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (iii) encumber solely property abandoned or in the process of being abandoned,

          (b) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent or
(ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

          (c) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation. unemployment insurance and other types of social security,

          (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (a)(i) of the definition of "Indebtedness" ), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

          (e) attachment or judgment Liens not giving rise to a Default or an Event of Default,

          (f) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

          (g) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

          (h)  Liens securing Indebtedness incurred pursuant to clause (h) or
(i) of the definition of Permitted Indebtedness,

          (i) Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

          (j) Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

          (k) Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

          (l) Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any

Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

          (m) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

          (n) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

          (o) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Indenture,

          (p) any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

          (q) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

          (r) Liens for homeowner and property owner association developments and assessments,

          (s) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

          (t) Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted
Subsidiaries with respect to indemnification in respect of title insurance providers,

          (u) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

          (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition,

          (w) Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

          (x) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means an underwritten public offering of Common Equity of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8 or any successor form).

     "Purchase Money Indebtedness" means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (a) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (b) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

     "Qualified Stock" means Capital Stock of the Company other than Disqualified Stock.

     "Real Estate Business" means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

     "Refinancing Indebtedness" means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that

          (a) the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantee, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

          (b) the Refinancing Indebtedness is scheduled to mature either (i) no earlier than the Indebtedness being refunded, refinanced or extended or
(ii) after the maturity date of the Notes,

          (c) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

          (d) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

     "Restricted Payment" means any of the following:

          (a) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (i) dividends or distributions payable solely in Qualified Stock and (ii) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

          (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

          (c) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (b) of the definition of Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

     "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

     "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

     "Trustee" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Subsidiary" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. The Unrestricted Subsidiaries will be the following:

     K. Hovnanian Mortgage, Inc., Hovnanian Financial Services I, Inc., Hovnanian Financial Services II, Inc., Hovnanian Financial Services III, Inc. and Hovnanian Financial Services IV. Inc.

     Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that
(a) the net amount (the "Designation Amount") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 3.3 hereof to the extent provided therein, (b) the Company must be permitted under Section 3.3 hereof to make the Restricted Payment deemed to have been made pursuant to clause (a), and (c) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

     The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary provided, however, that (a) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under
Section 3.2 hereof and (b) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 3.2(a) hereof. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause
(a)(i) above.


                                  ARTICLE III

                                   Covenants

          Section 3.1  Repurchase of Notes upon Change of Control.

          (a) In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder's option, to require the Issuer to purchase all or any part of such Holder's Notes on a date (the "Repurchase Date") that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest to the Repurchase Date.

          (b) On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of Notes a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Note must deliver at least ten days prior to the Repurchase Date written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder's exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

          (c) The Issuer will comply with applicable law, including Section 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule l4e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

          Section 3.2  Limitations on Indebtedness.

          (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

          (b) Notwithstanding the foregoing, the provisions of the Indenture will not prevent the incurrence of:

               (i)  Permitted Indebtedness,

              (ii)  Refinancing Indebtedness,

             (iii)  Non-Recourse Indebtedness,

              (iv) any Guarantee of Indebtedness represented by the Notes, and

               (v) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

          (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

               (i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

              (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

             (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

          (d) The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

          Section 3.3  Limitations on Restricted Payments.

          (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

               (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

              (ii) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 3.2(a) hereof; and

             (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after the Issue Date does not exceed the sum of:

                    (A) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

                    (B) 100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

                    (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (A)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (A)), plus

                    (D) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in
               (A)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus

                    (E)   $17 million, minus

                    (F) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (iii) of paragraph (b) below) made after February 1, 1999 through the Issue Date.

          (b)  Clauses (ii) and (iii) of paragraph (a) will not prohibit:

               (i) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

               (ii) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

               (iii) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the

          Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since the Issue Date;

provided, however that each Restricted Payment described in clauses (i) and
(ii) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of the immediately preceding paragraph.

          (c) For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

          (d) In determining the "Fair Market Value of Property" for purposes of clause (iii) of paragraph (a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

          Section 3.4     Limitations on Transactions with Affiliates.

          (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "Affiliate Transaction"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

          (b) In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

               (i) with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

               (ii) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (c) Notwithstanding the foregoing, an Affiliate Transaction will not include:

               (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

               (ii) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

               (iii)  any Restricted Payment otherwise permitted under Section
3.3 hereof,

               (iv) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

               (v) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

               (vi) issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

               (vii) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

          Section 3.5 Limitations on Dispositions of Assets. The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities. The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries. The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make a Net Cash Proceeds offer for the Notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of
(i) the principal amount of the Notes tendered in such Net Cash Proceeds
Offer and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued interest to the date of repurchase or repayment. Notwithstanding the foregoing,
(A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Net Cash Proceeds offer shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition together with the sum of all non-cash consideration received in connection with all prior Asset Disposition that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

          Section 3.6 Limitations on Liens. The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

          Section 3.7 Limitations on Restrictions Affecting Restricted Subsidiaries. The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

               (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

               (ii) make loans or advances to the Company or any other Restricted Subsidiary, or

               (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for

                    (a) encumbrances or restrictions existing under or by reason of applicable law,

                    (b) contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on the Issue Date,

                    (c) any restrictions or encumbrances arising under Acquired Indebtedness; provided that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

                    (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

                    (e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

                    (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

                    (g) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

                    (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

                    (i) encumbrances or restrictions existing under or by reason of the Indenture or the Notes,

                    (j) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (iii) of the preceding paragraph,

                    (k) Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

                    (l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

                    (m) customary provisions of any franchise, distribution or similar agreements,

                    (n) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

                    (o) any encumbrance or restrictions of the type referred to in clauses (i), (ii) or (iii) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of this paragraph, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

          Section 3.8 Limitations on Mergers, Consolidations and Sales of Assets. Neither the Company nor the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantee or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

               (i) the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture,

               (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,

               (iii) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of the Company or the Successor as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs) less any amount treated as a Restricted Payment in connection with such transaction in accordance with the Indenture, and

               (iv) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to Section 3.2(a) hereof.

          The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to the Indenture, or (ii) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

          Section 3.9 Reports to Holders of Notes. The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the

Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.


                                  ARTICLE IV

                                   Remedies

          Section 4.1     Events of Default.

          (a) "Event of Default" means any one or more of the following events:

               (i) the failure by the Company, the Issuer and the Guarantors to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

               (ii) the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

              (iii) the failure by the Company, the Issuer or any Restricted
                    Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantee or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Sections 3.1 and 3.8 hereof, which will constitute Events of Default with notice but without passage of time);

               (iv) the acceleration of any Indebtedness (other than Non-
                    Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

               (v) the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted

                    Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

               (vi) a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

              (vii) the Company or any Restricted Subsidiary that is a
                    Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (A)   commences a voluntary case,

                    (B) consents to the entry of an order for relief against it in an involuntary case,

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                    (D) makes a general assignment for the benefit of its creditors;

             (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

                    (B) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

                    (C) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days, or

               (ix) any Guarantee of a Guarantor which is a Significant
                    Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

          A Default as described in subclause (iii) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Sections 3.1 and 3.8 hereof) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

          If an Event of Default (other than an Event of Default with respect to the Company resulting from subclauses (vii) or (viii) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (vii) or (viii) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

          Section 4.2 Waiver of Defaults by Majority of Stockholders. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

          Section 4.3 Direction of Proceedings. The Holders may not enforce the provisions of the Indenture, the Notes or the Guarantee except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the

Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with
Section 3.1 hereof) if the Trustee determines that withholding such notice is in the Holders' interest.

          Section 4.4 Notice of Defaults. The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.



                                   ARTICLE V

                                   Guarantee

          Section 5.1 Unconditional Guarantee. The Company and each of the Guarantors will (so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) unconditionally guarantee on a joint and several basis all of the Issuer's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantee will be general unsecured obligations of the Company and the Guarantors and will rank pari passu with all existing and future unsecured Indebtedness of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantee. The obligations of each Guarantor other than the Company are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor other than the Company that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP. Except as provided in Article 3 hereof, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

     Each existing and future Restricted Subsidiary (other than KHL, Inc. and
K. Hovnanian Poland, Inc.) will be a Guarantor. The Company will be permitted to cause any Unrestricted Subsidiary to be a Guarantor.

     Section 5.2 Release of a Guarantor. If all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

     An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.


                                  ARTICLE VI

                            Discharge of Indenture

     Section 6.1 Defeasance of Indenture. The Company, the Issuer and the Guarantors will terminate all of their respective obligations under the Indenture with respect to the Notes and the Guarantee, other than the obligation to pay interest on and the principal of the Notes and certain other obligations, at any time by

     (a) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest on the Notes to their maturity, and

     (b) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

     In addition, the Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their obligations under the Indenture with respect to the Notes and the Guarantee (including the obligations to pay interest on and the principal of the Notes and certain other obligations), at any time by

     (a) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest on the Notes to their maturity, and

     (b) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling, received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.


                                  ARTICLE VII

                                   The Notes

     Section 7.1  Book Entry, Delivery and Form.

     The Notes will be issued in the form of a fully registered Global Note (the "Global Note"). The Global Note will be deposited on or about the Issue Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole owner or holder of such Notes outstanding under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a Person having a beneficial interest in Notes represented by the Global Note to pledge such interest to Persons or entities that do not participate in the Depositary's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

     Neither the Company, the Issuer, the Trustee, the Paying Agent nor the Notes Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes.

     Payments in respect of the principal, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company, the Issuer and the Trustee may treat the Persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest).

     As long as the Notes are represented by a Global Note, the Depositary's nominee will be the holder of the Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Notes. Notice by Participants or Indirect Participants of the Depository of the exercise of the option to elect repayment of beneficial interests in Notes represented by a Global Note must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or the Participant or Indirect Participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. The Company and the Issuer will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

     Section 7.2   Certificated Notes.

     Subject to certain conditions, any Person having a beneficial interest in the Global Note may, upon request to the Issuer or the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (i) the Issuer notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depositary identify as the beneficial owner of the related Notes.

     Neither the Company, the Issuer nor the Trustee shall be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of Notes and each such Person may conclusively rely on and shall be protected in relying on, instructions from the Global Note Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

     Section 7.3  Same-Day Settlement and Payment.

     The payments in respect of the Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder.

     Section 7.4 Transfer and Exchange.

     A holder may transfer or exchange the Notes in accordance with the procedures set forth in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before a selection of the Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.


                                 ARTICLE VIII

                                 Miscellaneous

          Section 8.1 Governing Law. The laws of the State of New York shall govern this Supplemental Indenture, the Notes and the Guarantee without giving effect to principles of conflict of laws.

          Section 8.2 No Adverse Interpretation of other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Issuer or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

          Section 8.3 No Recourse Against Others. All liability described in paragraph 12 of the Global Note of any director, officer, employee or stockholder, as such, of the Issuer is waived and released.

          Section 8.4 Successors and Assigns. All covenants and agreements of the Issuer, the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

          Section 8.5 Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 8.6 Severability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                    K. HOVNANIAN ENTERPRISES, INC.,
                                    as the Issuer


                                    By: /s/ J. Larry Sorsby
                                        _______________________
                                    Name:  J. Larry Sorsby
                                    Title: Treasurer and Chief Financial
                                            Officer

                                    HOVNANIAN ENTERPRISES, INC.,
                                    as the Company


                                    By: /s/ J. Larry Sorsby
                                       ________________________
                                    Name: J. Larry Sorsby
                                    Title: Treasurer and Chief Financial
                                            Officer



                                   GUARANTORS:

                                   HOVNANIAN ENTERPRISES, INC.
                                   K. HOVNANIAN AT HOPEWELL ILL, INC.
                                   RECREATIONAL DEVELOPMENT CORP., INC.
                                   PINE BROOK COMPANY, INC.
                                   K. HOVNANIAN AT BEDMINSTER, INC.
                                   K. HOVNANIAN AT THE BLUFF, INC.
                                   K. HOVNANIAN AT ATLANTIC CITY, INC.
                                   HOVNANIAN PROPERTIES OF ATLANTIC COUNTY,
                                          INC.
                                   MONTEGO BAY I ACQUISITION CORP., INC.
                                   PIKE UTILITIES, INC.
                                   ARROW PROPERTIES, INC.
                                   K. HOVNANIAN REAL ESTATE INVESTMENT, INC.
                                   HOVNANIAN TEXAS, INC.
                                   LANDARAMA, INC.
                                   TROPICAL SERVICE BUILDERS, INC.
                                   HOVNANIAN PENNSYLVANIA, INC.
                                   K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK
                                          V, INC.
                                   K. HOVNANIAN AT MAHWAH VIII, INC.
                                   K. HOVNANIAN AT WALL TOWNSHIP IV, INC.
                                   K. HOVNANIAN AT MONTVILLE, INC.

                                   HOVNANIAN OF PALM BEACH, INC.
                                   K. HOVNANIAN COMPANIES OF FLORIDA, INC.
                                   K. HOVNANIAN AT FREEHOLD TOWNSHIP, INC.
                                   HOVNANIAN PROPERTIES OF LAKE WORTH, INC.
                                   K. HOVNANIAN COMPANIES OF PENNSYLVANIA,
                                          INC.
                                   K. HOVNANIAN PROPERTIES OF HAMILTON, INC.
                                   K. HOVNANIAN AT SCOTCH PLAINS, INC.
                                   K. HOVNANIAN AT WAYNE IV, INC.
                                   HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
                                   MONTEGO BAY II ACQUISITION CORP., INC.
                                   HOVNANIAN OF PALM BEACH VII, INC.
                                   K. HOVNANIAN AT WALL TOWNSHIP II, INC.
                                   K. HOVNANIAN ENTERPRISES, INC.
                                   HOVNANIAN OF PALM BEACH IX, INC.
                                   HOVNANIAN AT TARPON LAKES I, INC.
                                   K. HOVNANIAN COMPANIES NORTHEAST, INC.
                                   KINGS GRANT EVESHAM CORP.
                                   K. HOVNANIAN AT MANALAPAN, INC.
                                   K. HOVNANIAN AT WALL TOWNSHIP, INC.
                                   K. HOVNANIAN AT EAST BRUNSWICK VII, INC.
                                   K. HOVNANIAN COMPANIES OF CENTRAL JERSEY,
                                          INC.
                                   HOVNANIAN OF PALM BEACH XI, INC.
                                   K. HOVNANIAN AT SOUTH BRUNSWICK II, INC.
                                   K. HOVNANIAN AT LAWRENCE SQUARE, INC.
                                   K. HOVNANIAN AT TARPON LAKES III, INC.
                                   K. HOVNANIAN AT HORIZON HEIGHTS, INC.
                                   K. HOVNANIAN AT RESERVOIR RIDGE, INC.
                                   K. HOVNANIAN AT JERSEY CITY I, INC.
                                   K. HOVNANIAN INVESTMENT PROPERTIES OF NEW
                                          JERSEY, INC.
                                   K. HOVNANIAN AT FT. MYERS I, INC.
                                   K. HOVNANIAN AT HOWELL TOWNSHIP II, INC.
                                   K. HOVNANIAN AT KLOCKNER FARMS, INC.
                                   K. HOVNANIAN AT JENSEN BEACH, INC.
                                   MOLLY PITCHER CONSTRUCTION CO., INC.
                                   K. HOVNANIAN AT MAHWAH VII, INC.
                                   K. HOVNANIAN AT WAYNE III, INC.
                                   K. HOVNANIAN PROPERTIES OF EAST BRUNSWICK
                                          II, INC.
                                   K. HOVNANIAN AT KINGS GRANT I, INC.
                                   THE NEW FORTIS CORPORATION
                                   K. HOVNANIAN AT CLARKSTOWN, INC.
                                   K. HOVNANIAN COMPANIES OF NEW YORK, INC.
                                   K. HOVNANIAN DEVELOPMENTS OF NEW YORK,
                                          INC.

                                   DRYER ASSOCIATES, INC.
                                   K. HOVNANIAN AT PASCO I, INC.
                                   K. HOVNANIAN AT LAKEWOOD, INC.
                                   K. HOVNANIAN AT MARTIN DOWNS II, INC.
                                   K. HOVNANIAN AVIATION, INC.
                                   K. HOVNANIAN INVESTMENT PROPERTIES, INC.
                                   K. HOVNANIAN AT FT. MYERS II, INC.
                                   K. HOVNANIAN AT BERNARDS II, INC.
                                   K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
                                   MINERVA GROUP, INC.
                                   K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY,
                                          INC.
                                   K. HOVNANIAN AT BRIDGEWATER V, INC.
                                   K. HOVNANIAN AT NORTH BRUNSWICK II, INC.
                                   K. HOVNANIAN AT WASHINGTONVILLE, INC.
                                   K. HOVNANIAN AT PEEKSKILL, INC.
                                   K. HOVNANIAN AT NEWARK I, INC.
                                   K. HOVNANIAN AT CARMEL, INC.
                                   K. HOVNANIAN AT EAST WINDSOR I, INC.
                                   PARTHENON GROUP, INC.
                                   K. HOVNANIAN AT MARLBORO TOWNSHIP II, INC.
                                   K. HOVNANIAN AT SOMERSET III, INC.
                                   R.C.K. COMMUNITY MANAGEMENT CO., INC.
                                   K. HOVNANIAN AT MONTCLAIR, NJ, INC.
                                   K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
                                   K. HOVNANIAN AT HACKETTSTOWN, INC.
                                   K. HOVNANIAN COMPANIES OF NORTH CAROLINA,
                                          INC.
                                   K. HOVNANIAN AT MONTVILLE II, INC.
                                   K. HOVNANIAN AT WALL TOWNSHIP VII, INC.
                                   K. HOVNANIAN AT BRIDGEWATER II, INC.
                                   K. HOVNANIAN AT MERRIMACK, INC.
                                   K. HOVNANIAN AT BERNARDS III, INC.
                                   EASTERN NATIONAL TITLE INSURANCE AGENCY,
                                          INC.
                                   K. HOVNANIAN AT WAYNE V, INC.
                                   K. HOVNANIAN AT PASCO II, INC.
                                   K. HOVNANIAN AT DELRAY BEACH II, INC.
                                   K. HOVNANIAN AT BRANCHBURG I, INC.
                                   K. HOVNANIAN AT PLAINSBORO II, INC.
                                   K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
                                   K. HOVNANIAN AT MARLBORO TOWNSHIP, INC.
                                   K. HOVNANIAN AT WEST ORANGE, INC.
                                   EASTERN TITLE AGENCY, INC.
                                   K. HOVNANIAN PROPERTIES OF FRANKLIN, INC.
                                   K. HOVNANIAN AT MAHWAH II, INC.

                                   NEW ENGLAND COMMUNITY MANAGEMENT COMPANY,
                                          INC.
                                   K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
                                   K. HOVNANIAN AT SOUTH BRUNSWICK IV, INC.
                                   K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
                                   K. HOVNANIAN PROPERTIES OF PISCATAWAY,
                                          INC.
                                   K. HOVNANIAN AT MAHWAH V, INC.
                                   K. HOVNANIAN AT MERRIMACK II, INC.
                                   K. HOVNANIAN AT NEWARK URBAN RENEWAL
                                          CORPORATION I
                                   K. HOVNANIAN AT LAWRENCE GROVE, INC.
                                   K. HOVNANIAN AT CEDAR GROVE I, INC.
                                   K. HOVNANIAN AT CEDAR GROVE II, INC.
                                   K. HOVNANIAN AT NORTH BRUNSWICK III, INC.
                                   K. HOVNANIAN AT JERSEY CITY II, INC.
                                   K. HOVNANIAN AT BURLINGTON, INC.
                                   K. HOVNANIAN AT SOUTH BRUNSWICK V, INC.
                                   K. HOVNANIAN AT HALF MOON BAY, INC.
                                   K. HOVNANIAN AT JACKSONVILLE II, INC.
                                   K. HOVNANIAN AT BRANCHBURG II, INC.
                                   K. HOVNANIAN AT EMBASSY LAKES, INC.
                                   K. HOVNANIAN AT THE RESERVE AT MEDFORD,
                                          INC.
                                   K. HOVNANIAN AT BRANCHBURG III, INC.
                                   K. HOVNANIAN AT LOWER SAUCON, INC.
                                   JERSEY CITY DANFORTH CSO, INC.
                                   K. HOVNANIAN AT EAST WINDSOR II, INC.
                                   K. HOVNANIAN AT MARLBORO TOWNSHIP III,
                                          INC.
                                   K. HOVNANIAN AT NEWARK URBAN RENEWAL CORP.
                                          III, INC.
                                   K. HOVNANIAN AT SOMERSET VIII, INC.
                                   K. HOVNANIAN AT READINGTON, INC.
                                   K. HOVNANIAN AT HOPEWELL I, INC.
                                   K. HOVNANIAN AT NEWARK URBAN RENEWAL CORP.
                                          IV, INC.
                                   K. HOVNANIAN AT NEWARK URBAN RENEWAL CORP.
                                          V, INC.
                                   K. HOVNANIAN AT PLAINSBORO III, INC.
                                   K. HOVNANIAN AT MAHWAH IV, INC.
                                   K. HOVNANIAN AT POMPANO BEACH, INC.
                                   K. HOVNANIAN AT JERSEY CITY III, INC.
                                   K. HOVNANIAN PROPERTIES OF NEWARK URBAN
                                          RENEWAL CORPORATION, INC.
                                   K. HOVNANIAN AT NORTH BRUNSWICK IV, INC.
                                   K. HOVNANIAN AT BRIDGEWATER IV, INC.

                                   K. HOVNANIAN AT SOUTH BRUNSWICK, INC.
                                   K. HOVNANIAN AT PERKIOMEN I, INC.
                                   K. HOVNANIAN AT VALLEYBROOK, INC.
                                   K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
                                   K. HOVNANIAN AT PLAINSBORO I, INC.
                                   K. HOVNANIAN REAL ESTATE OF FLORIDA, INC.
                                   WESTERN FINANCIAL SERVICES, INC.
                                   K. HOVNANIAN AT WAYNE, INC.
                                   K. HOVNANIAN PROPERTIES OF RED BANK, INC.
                                   K. HOVNANIAN AT HANOVER, INC.
                                   K. HOVNANIAN AT LAKE CHARLESTON, INC.
                                   NEW K. HOVNANIAN DEVELOPMENTS OF FLORIDA,
                                          INC.
                                   K. HOVNANIAN COMPANIES OF METRO
                                          WASHINGTON, INC.
                                   K. HOVNANIAN AT MONTGOMERY I, INC.
                                   EXC, INC.
                                   K. HOVNANIAN DEVELOPMENTS OF METRO
                                          WASHINGTON, INC.
                                   K. HOVNANIAN AT ASHBURN VILLAGE, INC.
                                   K. HOVNANIAN AT WOODMONT, INC.
                                   K. HOVNANIAN AT FAIRWAY VIEWS, INC.
                                   K. HOVNANIAN AT CAROLINA COUNTRY CLUB I,
                                          INC.
                                   K. HOVNANIAN AT CHAPEL TRAIL, INC.
                                   K. HOVNANIAN TREASURE COAST, INC.
                                   K. HOVNANIAN AT UPPER MERION, INC.
                                   K. HOVNANIAN AT MAHWAH VI, INC.
                                   K. HOVNANIAN AT MEDFORD I, INC.
                                   K. HOV INTERNATIONAL, INC.
                                   K. HOVNANIAN AT MONTCLAIR, INC.
                                   K. HOVNANIAN AT BULL RUN, INC.
                                   K. HOVNANIAN AT SULLY STATION, INC.
                                   K. HOVNANIAN AT SPRING RIDGE, INC.
                                   K. HOVNANIAN MARINE, INC.
                                   K. HOVNANIAN AT RIVER OAKS, INC.
                                   K. HOVNANIAN AT HOLLY CREST, INC.
                                   K. HOVNANIAN PROPERTIES OF ROUTE 35, INC.
                                   STONEBROOK HOMES, INC.
                                   K. HOVNANIAN AT WINSTON TRAILS, INC.
                                   K. HOVNANIAN AT LAKES OF BOCA RATON, INC.
                                   K. HOVNANIAN AT LAKE CHARLESTON II, INC.
                                   K. HOVNANIAN AT LAKE CHARLESTON III, INC.
                                   K. HOVNANIAN AT BRIDGEWATER VI, INC.
                                   KHIPE, INC.
                                   K. HOVNANIAN AT FAIR LAKES, INC.

                                   K. HOVNANIAN AT CAROLINA COUNTRY CLUB II,
                                          INC.
                                   K. HOVNANIAN AT VALLEYBROOK II, INC.
                                   K. HOVNANIAN AT PARK RIDGE, INC.
                                   K. HOVNANIAN AT BELMONT, INC.
                                   K. HOVNANIAN AT WINSTON TRAILS II, INC.
                                   K. HOVNANIAN FAIR LAKES GLEN, INC.
                                   K. HOVNANIAN AT PEMBROKE SHORES, INC.
                                   K. HOVNANIAN AT CAROLINA COUNTRY CLUB III,
                                          INC.
                                   GOVERNOR'S ABSTRACT CO., INC.
                                   K. HOVNANIAN AT COCONUT CREEK, INC.
                                   K. HOVNANIAN AT POLO TRACE, INC.
                                   FOUNDERS TITLE AGENCY, INC.
                                   K. HOVNANIAN AT BERNARDS IV, INC.
                                   K. HOVNANIAN AT PERKIOMEN II, INC.
                                   K. HOVNANIAN AT WAYNE II, INC.
                                   K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
                                   K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
                                   K. HOVNANIAN AT TERRAZA, INC.
                                   K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA,
                                          INC.
                                   KHC ACQUISITION, INC.
                                   K. HOVNANIAN AT STUART ROAD, INC.
                                   K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
                                   K. HOVNANIAN AT BALLANTRAE, INC.
                                   BALLANTRAE HOME SALES, INC.
                                   K. HOVNANIAN COMPANIES AT WILDROSE, INC.
                                   K. HOVNANIAN AT GREENBROOK, INC.
                                   K. HOVNANIAN AT HUNTER ESTATES, INC.
                                   K. HOVNANIAN AT CARMEL DEL MAR, INC.
                                   K. HOVNANIAN AT VAIL RANCH, INC.
                                   K. HOVNANIAN AT PRINCETON, INC.
                                   K. HOVNANIAN AT RARITAN I, INC.
                                   K. HOVNANIAN AT CALABRIA, INC.
                                   K. HOVNANIAN AT SENECA CROSSING, INC.
                                   K. HOVNANIAN COMPANIES OF MARYLAND, INC.
                                   K. HOVNANIAN DEVELOPMENTS OF MARYLAND,
                                          INC.
                                   K. HOVNANIAN AT EXETER HILLS, INC.
                                   K. HOVNANIAN FLORIDA REGION, INC.
                                   K. HOVNANIAN SOUTHEAST FLORIDA, INC.
                                   K. HOVNANIAN AT BERLIN, INC.
                                   K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
                                   K. HOVNANIAN AT BEDMINSTER II, INC.
                                   K. HOVNANIAN AT INVERRARY I, INC.
                                   K. HOVNANIAN AT MAHWAH IX, INC.

                                   K. HOVNANIAN AT NORTHLAKE, INC.
                                   K. HOVNANIAN AT HOPEWELL IV, INC.
                                   K. HOVNANIAN AT LOCUST GROVE I, INC.
                                   K. HOVNANIAN AT CASTILE, INC.
                                   K. HOVNANIAN AT TIERRASANTA, INC.
                                   K. HOVNANIAN AT PRESTON, INC.
                                   K. HOVNANIAN AT BERNARDS III, INC.
                                   K. HOVNANIAN AT WAYNE VI, INC.
                                   K. HOVNANIAN PROPERTIES OF NORTH CENTER
                                          DRIVE, INC.
                                   BALLANTRAE DEVELOPMENT CORP.
                                   K. HOVNANIAN AT LA TROVATA, INC.
                                   K. HOVNANIAN AT RANCHO CRISTIANITOS, INC.
                                   K. HOVNANIAN AT TANNERY HILL, INC.
                                   K. HOVNANIAN PROPERTIES OF N.B. THEATRE,
                                          INC.
                                   K. HOVNANIAN AT CRYSTAL SPRINGS, INC.
                                   K. HOVNANIAN AT THE CEDARS, INC.
                                   K. HOVNANIAN CONSTRUCTION MANAGEMENT,
                                          INC.
                                   K. HOVNANIAN ACQUISITIONS, INC.
                                   K. HOVNANIAN AT BURLINGTON II, INC.
                                   K. HOVNANIAN AT BURLINGTON III, INC.
                                   K. HOVNANIAN AT BALLANTRAE ESTATES, INC.
                                   K. HOVNANIAN AT SMITHVILLE, INC.
                                   K. HOVNANIAN AT JEFFERSON, INC.
                                   K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I,
                                          INC.
                                   K. HOVNANIAN AT HERSHEY'S MILL, INC.
                                   K. HOVNANIAN AT DOMINION RIDGE, INC.
                                   K. HOVNANIAN AT PORT IMPERIAL NORTH, INC.
                                   K. HOVNANIAN AT UNION TOWNSHIP I, INC.
                                   K. HOVNANIAN AT EAST BRUNSWICK VIII, INC.
                                   K. HOVNANIAN AT MANALAPAN II, INC.
                                   K. HOVNANIAN AT HOPEWELL V, INC.
                                   K. HOVNANIAN AT HOPEWELL VI, INC.
                                   K. HOVNANIAN AT CAMERON CHASE, INC.
                                   K. HOVNANIAN AT THORNBURY, INC.
                                   K. HOVNANIAN AT WAYNE VII, INC.
                                   K. HOVNANIAN SCOTCH PLAINS II, INC.
                                   K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
                                   K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL,
                                          INC.
                                   K. HOVNANIAN AT EAST WHITELAND I, INC.
                                   K. HOVNANIAN AT STONEGATE, INC.
                                   K. HOVNANIAN AT CRESTLINE, INC.
                                   K. HOVNANIAN AT SAN SEVAINE, INC.

                                   K. HOVNANIAN AT SYCAMORE, INC.
                                   K. HOVNANIAN COMPANIES OF SOUTHERN
                                          CALIFORNIA, INC.
                                   K. HOVNANIAN AT SMITHVILLE II, INC.
                                   K. HOVNANIAN AT STONY POINT, INC.
                                   K. HOVNANIAN AT STONE CANYON, INC.
                                   K. HOVNANIAN AT TUXEDO, INC.
                                   K. HOVNANIAN AT BRIDGEPORT, INC.
                                   K. HOVNANIAN AT SARATOGA, INC.
                                   K. HOVNANIAN AT CHAPARRAL, INC.
                                   K. HOVNANIAN AT OCEAN WALK, INC.
                                   K. HOVNANIAN AT LOWER SAUGON II, INC.
                                   K. HOVNANIAN AT STONEGATE, INC.
                                   K. HOVNANIAN AT BARRINGTON, INC.
                                   K. HOVNANIAN AT HAMPTON OAKS, INC.
                                   K. HOVNANIAN AT P.C. HOMES, INC.
                                   K. HOVNANIAN AT P.C. PROPERTIES, INC.
                                   K. HOVNANIAN AT SUMMERWOOD, INC.
                                   K. HOVNANIAN AT THE GLEN
                                   K. HOVNANIAN'S FOUR SEASONS OF THE PALM
                                          BEACHES, INC.
                                   K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
                                   K. HOVNANIAN AT NORTH JERSEY ACQUISITION,
                                          L.L.C.
                                   K. HOVNANIAN CENTRAL ACQUISITION, L.L.C.
                                   K. HOVNANIAN SHORE ACQUISITION, L.L.C.
                                   K. HOVNANIAN SOUTH JERSEY ACQUISITION,
                                          L.L.C.
                                   K. HOVNANIAN AT MANSFIELD I, L.L.C.
                                   K. HOVNANIAN AT MANSFIELD II, L.L.C.
                                   K. HOVNANIAN NORTH CENTRAL ACQUISITION,
                                          L.L.C.
                                   K. HOVNANIAN AT WAYNE VIII, L.L.C.
                                   K. HOVNANIAN AT BERNARDS V, L.L.C.
                                   K. HOVNANIAN AT WANAQUE, L.L.C.
                                   K. HOVNANIAN AT CHESTER I, L.L.C.
                                   K. HOVNANIAN AT WINCHESTER, L.L.C.
                                   K. HOVNANIAN AT MIDDLETOWN, L.L.C.
                                   K. HOVNANIAN'S FOUR SEASONS, L.L.C.
                                   K. HOVNANIAN AT MENIFEE, L.L.C.
                                   K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.
                                   K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.
                                   K. HOVNANIAN AT LAWRENCE, L.L.C.
                                   K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
                                   K. HOVNANIAN AT JACKSON, L.L.C.
                                   K. HOVNANIAN AT ROLAND HEIGHTS, L.L.C.
                                   K. HOVNANIAN AT BERKELEY, L.L.C.

                                   K. HOVNANIAN AT KING FARM, L.L.C.
                                   K. HOVNANIAN AT SOUTH BANK, L.L.C.
                                   K. HOVNANIAN AT PRINCE WILLIAM, L.L.C.
                                   K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

                                   By: /s/ J. Larry Sorsby
                                       __________________________
                                   Name: J. Larry Sorsby
                                   Title: Treasurer and Chief Financial
                                           Officer

FIRST UNION NATIONAL BANK,
as Trustee

By: /s/ Stephanie Roche
   __________________________
Name:  Stephanie Roche
Title: Vice President

                                                                     Exhibit A

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS GLOBAL NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS GLOBAL NOTE (OTHER THAN A TRANSFER OF THIS GLOBAL NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1                                                      CUSIP No.:442488AE2

                         9 1/8% Senior Notes due 2009

                        K. HOVNANIAN ENTERPRISES, INC.
                           A NEW JERSEY CORPORATION

promises to pay to

or registered assigns
the principal sum of                                    Dollars on May 1, 2009

Interest Payment Dates:  May 1 and November 1, commencing November 1, 1999

Interest Record Dates:  April 15 and October 15

                                           Dated:

                                           K. HOVNANIAN ENTERPRISES, INC.

                                           [Seal]

                                           By:____________________________
                                           Title:


                                           By:____________________________
                                           Title:

First Union National Bank,
as Trustee, certifies that
this is the Global Note
referred to in the within mentioned
Indenture.

Date:


By:__________________________
         Authorized Signatory

                        K. HOVNANIAN ENTERPRISES, INC.

                         9 1/8% Senior Notes due 2009

1.       Interest.

                 K. HOVNANIAN ENTERPRISES, INC. (the "Issuer"), a New Jersey corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on May 1 and November 1 of each year, commencing November 1, 1999, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of original issuance, provided that, if there is no existing default in the payment of interest, and if this note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interests shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment.

                 The Issuer will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Issuer) to the persons who are registered Holders of Notes at the close of business on the April 15 and October 15 immediately preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.       Paying Agent and Registrar.

                 Initially, First Union National Bank (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

                 The Issuer issued the Notes under a Supplemental Indenture dated as of May 4, 1999 to the Indenture dated May 4, 1999, among the Issuer, the Company, the Guarantors and the Trustee, (as supplemented, the "Indenture"). The terms of the Notes and the Guarantee include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them.

Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

                 The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701,
Attention: Chief Financial Officer.

4.        Redemption.

                 Except as set forth below, the Notes will not be redeemable prior to May 1, 2004. Thereafter, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time. Such redemption will be at the following redemption prices plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                 Year                              Redemption Price

                 2004                                       104.563%
                 2005                                       103.042%
                 2006                                       101.521%
                 2007 and thereafter                        100.000%

                 In addition, the Issuer may redeem Notes, at any time prior to May 1, 2002, with the net cash proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to 109.125% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of redemption, provided, however, that after each such redemption not less than $97.5 million principal amount of Notes (excluding any Notes held by the Company or any of its Affiliates) remains outstanding. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

                 Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption.

5.       Denominations, Transfer, Exchange.

                 The Notes are in registered form only without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. The Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

6.       Persons Deemed Owners.

                 The registered Holder of this Note shall be treated as the owner of it for all purposes.

7.       Unclaimed Money.

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another person.

8.       Amendment, Supplement, Waiver.

                 Subject to certain exceptions, the Indenture, the Notes or the Guarantee may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantee to cure any ambiguity, defect or inconsistency; to comply with Section 3.8 of the Supplemental Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; to make any change that does not adversely affect the legal rights of any Holder; to add a Guarantor; or to delete a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable on its Guarantee.

         Without the consent of each Holder affected, the Company, the Issuer, the Guarantors and the Trustee may not:

                 (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

                 (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note,

                 (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions described under paragraph 4 hereof or with respect to mandatory offers to repurchase Notes under Sections
         3.1 and 3.5 of the Supplemental Indenture,

                 (4) make any Note payable in money other than that stated in the Global Note,

                 (5) make any change in the "Waiver of Defaults by Majority of Securityholders," "Proceedings by Securityholders" or the "Supplemental Indentures with Consent of Securityholders" sections set forth in the Indenture,

                 (6) modify the ranking or priority of the Notes or any Guarantee,

                 (7) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture, or

                 (8) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

9.       Successor Corporation.

                 When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

10.      Trustee Dealings With Issuer.

                 First Union National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its affiliates, and may otherwise deal with the Issuer or its affiliates, as if it were not Trustee; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

11.       No Recourse Against Others.

                 A director, officer, employee or stockholder, as such, of the Issuer or the Company shall not have any liability for any obligations of the Issuer or the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

12.       Discharge of Indenture.

              The Company, the Issuer and the Guarantors will terminate all of their respective obligations under the Indenture with respect to the Notes and the Guarantee, other than the obligation to pay interest on and the principal of the Notes and certain other obligations, at any time by

         (1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest on the Notes to their maturity, and

         (2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

              In addition, the Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their obligations under the Indenture with respect to the Notes and the Guarantee (including the obligations to pay interest on and the principal of the Notes and certain other obligations), at any time by

         (1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest on the Notes to their maturity, and

         (2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling, received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

13.      Authentication.

                 This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

14.      Abbreviations.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                ASSIGNMENT FORM

                 If you the Holder want to assign this Note, fill in the form below:

                 I or we assign and transfer this Note to




             (Insert assignee's social security or tax ID number)







            (Print or type assignee's name, address, and zip code)


and irrevocably appoint

agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.



Date:                             Your signature:
                                  (Sign exactly as your name appears on
                                  the other side of this Note)

Signature Guarantee:
                          Signature must be guaranteed by
                          participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

               [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                   GUARANTEE

                 The undersigned (the "Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in
Article 5 of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                 No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

                 Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

                 The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                           [Guarantors]

                                           By: __________________________
                                           Title: